Exhibit 99





             ADVANCED MARKETING SERVICES REQUESTS FIVE-DAY EXTENSION
            FOR FILING SEC FORM 10-Q FOR FIRST QUARTER OF FISCAL 2004



         SAN DIEGO, CALIF., AUG. 12, 2003 - Advanced Marketing Services, Inc. (NYSE: MKT), a leading global provider of customized services to book retailers and publishers, today announced that it has filed a Form 12b-25 Notification with the Securities and Exchange Commission to avail itself of a five-day extension for filing its Form 10-Q for the first quarter of fiscal year 2004, which ended on June 28, 2003.

         "In light of the recently announced government investigation, we believe that it is prudent for the Company to take the extra time necessary to file its Form 10-Q for the first quarter of fiscal year 2004," said Michael M. Nicita, President and Chief Executive Officer.

ABOUT ADVANCED MARKETING SERVICES

         Headquartered in San Diego,  California,  Advanced  Marketing  Services
(AMS) is a leading global provider of customized wholesaling, distribution and custom publishing services to the book industry. The company provides a full range of value-added services that provide AMS's customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. AMS' proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to efficiently and effectively manage global book distribution systems for the benefit of its warehouse clubs and bookstore customers. AMS has extensive operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,700 people worldwide.


Recent press releases on Advanced Marketing Services, Inc. are available on both the Company's Website, WWW.ADVMKT.COM, and on PR Newswire, WWW.PRNEWSWIRE.COM.



FOR FURTHER INFORMATION:


INVESTOR RELATIONS:                      MEDIA CONTACTS:
Chuck Williams                           The McQuerter Group
Director of Investor Relations           Greg McQuerter or Tina Wilmott
Advanced Marketing Services, Inc.        (858) 450-0030 x140
(858) 450-3545                           TWILMOTT@MCQUERTER.COM
CHUCKW@ADVMKT.COM